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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           TULLY'S COFFEE CORPORATION


         Pursuant to the provisions of RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned adopts the following Articles of Amendment to the Articles of Incorporation of TULLY'S COFFEE CORPORATION filed on July 16, 1992, as amended by the Amendment to Articles of Incorporation filed on July 26, 1993, and by the Amendment to Articles of Incorporation filed on April 10, 1995:


         FIRST:  The name of the Corporation is TULLY'S COFFEE CORPORATION.


         SECOND: The following Articles of Amendment to Articles of Incorporation were adopted by the Shareholders and Directors of the Corporation on _______, 1998, as follows:

         Article 2 is hereby amended to read as follows:

                                ARTICLE 2. SHARES

                  2.1      AUTHORIZED CAPITAL

                  The total number of shares which the Corporation is authorized to issue is 50,000,000, consisting of 40,000,000 shares of Common Stock without par value and 10,000,000 shares of Preferred Stock without par value. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

                  2.2      ISSUANCE OF PREFERRED STOCK IN SERIES

                  The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the Corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing

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         any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

                  2.3      DIVIDENDS

                  The holders of shares of the Preferred Stock shall be entitled to receive dividends out of the funds of the Corporation legally available therefor at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this Section.

                  2.4      REDEMPTION

                  The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the Corporation to the extent legally permissible.

                  2.5      LIQUIDATION

                  In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the Corporation other than the distributive amounts referred to in this Section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.


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                  2.6      CONVERSION

                  Shares of Preferred Stock may be convertible into Common Stock of the Corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                  2.7      VOTING RIGHTS

                  Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

         THIRD: The foregoing Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.


         FOURTH: Except as modified herein, the Articles of Incorporation of Tully's Coffee Corporation as filed on July 16, 1992, as amended by the Amendment to Articles of Incorporation filed on July 26, 1993, and by the Amendment to Articles of Incorporation filed on April 10, 1995, shall remain unchanged and in full force and effect.


         FIFTH: The foregoing Amendment to the Articles of Incorporation was proposed by the Corporation's Directors and approved by the Corporation's Shareholders in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.


         I certify that I am the President of Tully's Coffee Corporation, and am authorized to execute the foregoing Articles of Amendment to Articles of Incorporation on behalf of the Corporation.

         DATED:  ___________, 1998.

                                            TULLY'S COFFEE CORPORATION


                                            By__________________________
                                                Tom T. O'Keefe
                                                Its President




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                    AMENDMENT TO ARTICLES OF INCORPORATION

                                    OF

                         TULLY'S COFFEE CORPORATION

         Pursuant to the provisions of RCW 23B.10.070 of the Washington Business Corporation Act, the undersigned adopts the following Amendments to the Articles of Incorporation of Tully's Coffee Corporation filed on July 16, 1992, as amended by that certain Amendment to Articles of Incorporation of Tully's Coffee Corporation filed on July 26, 1993.

         FIRST:  The name of the Corporation is TULLY'S COFFEE CORPORATION.

         SECOND: The following Amendment to Articles of Incorporation was adopted by the Shareholders of the Corporation on December 14, 1994, as follows:

         Article 2 is hereby amended to read as follows:

                               ARTICLE 2. SHARES

                    The total authorized number of shares of this Corporation is 50,000,000 shares, which shall consist of a single class of stock.

         THIRD: The foregoing Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

         FOURTH: Except as modified herein, the Articles of Incorporation of Tully's Coffee Corporation as filed on July 16, 1992, as amended by that certain Amendment to Articles of Incorporation of Tully's Coffee Corporation as filed on July 26, 1993, shall remain unchanged and in full force and effect.

         FIFTH: The foregoing Amendment to the Articles of Incorporation was proposed by the Corporation's Directors and adopted by its Shareholders, in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

         I certify that I am an officer of TULLY'S COFFEE CORPORATION, and am authorized to execute the foregoing Amendment to Articles of Incorporation on behalf of the Corporation.

         DATED:  April ___, 1995

                                            TULLY'S COFFEE CORPORATION

                                            By:_____________________________
                                                 Tom T. O'Keefe
                                                   Its President